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                  [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]




                                       June 11, 1996


The General Chemical Group Inc.
Liberty Lane
Hampton, NH 03842

         Re:  Registration Statement on Form S-8
              ----------------------------------


Ladies and Gentlemen:

         This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and the prospectuses related thereto (the "Prospectuses"), relating to an aggregate of 3,100,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") consisting of (i) 2,200,000 shares issuable upon exercise of options or the grant of other stock awards pursuant to the Company's 1996 Stock Option and Incentive Plan (the "Omnibus Plan"), (ii) 850,000 shares issuable upon exercise of restricted units pursuant to the Company's Restricted Unit Plan (the "Employee Plan") and (iii) 50,000 shares issuable upon exercise of restricted units pursuant to the Company's Restricted Unit Plan for Non-Employee Directors (the "Director Plan").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, as amended and restated, of the Company; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; the Omnibus Plan; the Employee Plan; the Director Plan; and such other documents as we have deemed necessary to enable us to render this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the State of Delaware.

         In rendering the opinions expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.


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The General Chemical Group Inc.
June 11, 1996
Page 2


         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been authorized for issuance and, when issued and delivered against payment of the consideration therefor as set forth in the Prospectuses and the related Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectus contained therein.

                                       Very truly yours,



                                       GOODWIN, PROCTER & HOAR LLP


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